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                                                                      EXHIBIT 15




October 30, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 22, 2002 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the periods ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-75620, No. 333-53741 and No. 333-53743).


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP